  Exhibit 99.1

MGM RESORTS INTERNATIONAL REPORTS SECOND QUARTER 2022 FINANCIAL AND OPERATING RESULTS

•Record Las Vegas Strip Adjusted Property EBITDAR and record second quarter Regional Operations Adjusted Property EBITDAR
•Acquired the operations of The Cosmopolitan of Las Vegas; announced the sale of the operations of Gold Strike Tunica for $450 million
•Repurchased $1.1 billion of shares of common stock during the second quarter, or 8% of our outstanding shares
•Continue to pursue a commercial gaming license in New York and development of an Integrated Resort in Osaka, Japan

Las Vegas, Nevada, August 3, 2022 – MGM Resorts International (NYSE: MGM) (“MGM Resorts” or the “Company”) today reported financial results for the quarter ended June 30, 2022.

“Our second quarter results were outstanding, representing the best ever Adjusted Property EBITDAR quarter at the Company’s Las Vegas Strip Resorts and best second quarter Adjusted Property EBITDAR at our Regional Operations driven by consistent strong demand from the leisure consumer and a return from our convention customers,” said Bill Hornbuckle, Chief Executive Officer and President of MGM Resorts International. “We announced several important portfolio changes during the quarter, with the acquisition of the operations of The Cosmopolitan of Las Vegas and the announcement of the sale of Gold Strike Tunica. We look to the future with optimism, as our convention and event calendar for the next year remain notably strong and BetMGM continues to be a market leader with a roadmap for growth. We remain focused on achieving our vision to be the world’s premier gaming entertainment company.”

“We see exceptional value in our Company's shares and have returned capital to our shareholders by repurchasing over $1.1 billion of our stock in the second quarter,” said Jonathan Halkyard, Chief Financial Officer and Treasurer of MGM Resorts International. "Since early 2021, the execution of our asset light strategy has allowed us to repurchase 31% of our market cap while accumulating domestic cash in excess of debt on our balance sheet."

Second Quarter 2022 Financial Highlights:
Consolidated Results
•Consolidated net revenues of $3.3 billion compared to $2.3 billion in the prior year quarter, an increase of 44%. The current quarter benefited from the inclusion of the operating results of The Cosmopolitan of Las Vegas ("The Cosmopolitan") and Aria and Vdara (collectively "Aria") upon acquisition in May 2022 and September 2021, respectively. Additionally, results improved over the prior year quarter due to increased business volume and travel activity primarily at the Las Vegas Strip Resorts;
•Net income attributable to MGM Resorts of $1.8 billion, which included a gain related to the deconsolidation of MGM Growth Properties LLC ("MGP"), compared to $105 million in the prior year quarter;
•Diluted earnings per share of $4.20 in the current quarter compared to $0.14 in the prior year quarter;
•Adjusted diluted earnings per share (“Adjusted EPS”)(1) was $0.03 in the current quarter compared to a loss of $0.13 in the prior year quarter; and
•Consolidated Adjusted EBITDAR(2) of $920 million and Consolidated Adjusted EBITDAR margin(2) of 28.2% in the current quarter.

Las Vegas Strip Resorts
•Net revenues of $2.1 billion in the current quarter compared to $1.0 billion in the prior year quarter, an increase of 113%. The current quarter benefited from the inclusion of The Cosmopolitan and Aria and an increase in business volume and travel activity compared to the prior year quarter;
•Same-store net revenues (adjusted for acquisitions/dispositions) of $1.6 billion in the current quarter, an increase of 60% compared to the prior year quarter;
•Adjusted Property EBITDAR(2) of $825 million in the current quarter compared to $397 million in the prior year quarter, an increase of 108%;
•Same-Store Adjusted Property EBITDAR(2) of $599 million in the current quarter compared to $397 million in the prior year quarter, an increase of 51%; and
•Adjusted Property EBITDAR margin(2) of 38.6% in the current quarter compared to 39.5% in the prior year quarter, a decrease of 89 basis points due primarily to an increase in contribution from lower-margin non-gaming outlets and venues.

Regional Operations

•Net revenues of $960 million in the current quarter compared to $856 million in the prior year quarter, an increase of 12% due to an increase in business volume;
•Adjusted Property EBITDAR of $340 million in the current quarter compared to $318 million in the prior year quarter, an increase of 7%; and
•Adjusted Property EBITDAR margin of 35.4% in the current quarter compared to 37.2% in the prior year quarter, a decrease of 176 basis points due primarily to an increase in contribution from lower-margin non-gaming outlets and venues.

MGM China
•Net revenues of $143 million in the current quarter compared to $311 million in the prior year quarter, a decrease of 54%. The current and prior year quarter were significantly impacted by travel and entry restrictions in Macau; and
•Adjusted Property EBITDAR loss of $52 million in the current quarter compared to Adjusted Property EBITDAR of $9 million in the prior year quarter.

Adjusted Diluted Earnings Per Share
The following table reconciles diluted income per share (“EPS”) to Adjusted EPS (approximate EPS impact shown, per share; positive adjustments represent charges to income):

Three Months Ended June 30,	2022	2021
Diluted income per share	$4.20	$0.14
Property transactions, net	(0.05)	(0.06)
Gain on REIT transactions, net	(5.41)	—
Non-operating items:
Loss (gain) related to equity investments	0.05	(0.17)
Foreign currency loss on MGM China senior notes	0.01	—
Change in fair value of unhedged MGP swaps	—	0.01
Change in fair value of foreign currency contracts	0.05	—
Unconsolidated affiliate items:
Gain related to the sale of Harmon Land	—	(0.10)
Income tax impact on net income adjustments(1)	1.18	0.05
Adjusted diluted income (loss) per share	$0.03	$(0.13)

(1)The income tax impact includes current and deferred income tax expense based upon the nature of the adjustment and the jurisdiction in which it occurs.
The current quarter also included a non-cash income tax charge of $90 million resulting from an increase in the valuation allowance on Macau deferred tax assets and a non-cash income tax benefit of $37 million to record the impact of the VICI transaction on state deferred tax liabilities.

Las Vegas Strip Resorts
The following table shows key gaming statistics for Las Vegas Strip Resorts:

Three Months Ended June 30,	2022	2021	% Change
	(Dollars in millions)
Casino Revenues	$499	$353	41%
Table Games Drop	$1,429	$777	84%
Table Games Win	$330	$173	91%
Table Games Win %	23.1%	22.3%
Slots Handle	$5,344	$3,641	47%
Slots Win	$498	$351	42%
Slots Win %	9.3%	9.6%

The following table shows key hotel statistics for Las Vegas Strip Resorts:

Three Months Ended June 30,	2022	2021	% Change
Room Revenue (In millions)	$696	$299	133%
Occupancy	92%	77%
Average daily rate (ADR)	$225	$149	51%
Revenue per available room (REVPAR)(3)	$208	$115	82%

Regional Operations
The following table shows key gaming statistics for Regional Operations:

Three Months Ended June 30,	2022	2021	% Change
	(Dollars in millions)
Casino Revenue	$734	$708	4%
Table Games Drop	$1,090	$972	12%
Table Games Win	$228	$203	12%
Table Games Win %	20.9%	20.9%
Slots Handle	$7,102	$6,514	9%
Slots Win	$675	$622	8%
Slots Win %	9.5%	9.6%

MGM China
The following table shows key gaming statistics for MGM China:

Three Months Ended June 30,	2022	2021	% Change
	(Dollars in millions)
Casino Revenue	$121	$271	(55)%
VIP Table Games Turnover	$684	$2,590	(74)%
VIP Table Games Win	$24	$71	(66)%
VIP Table Games Win %	3.5%	2.7%
Main Floor Table Games Drop	$425	$1,258	(66)%
Main Floor Table Games Win	$105	$252	(58)%
Main Floor Table Games Win %	24.8%	20.1%

License fee expense was $3 million in the current quarter and $5 million in the prior year quarter.
Corporate Expense
Corporate expense, including share-based compensation for corporate employees, increased to $120 million in the second quarter of 2022, from $97 million in the prior year quarter, partially due to an increase in payroll expense. The current quarter also included $21 million in transaction costs and the prior year quarter included $6 million of transaction costs.

Unconsolidated Affiliates
The following table summarizes information related to the Company’s share of operating income (loss) from unconsolidated affiliates:

Three Months Ended June 30,	2022	2021
	(In thousands)
CityCenter	$—	$90,212
VICI BREIT Venture (through April 28, 2022)	12,116	38,954
BetMGM	(71,229)	(45,979)
Other	3,530	151
	$(55,583)	$83,338

MGM Resorts Dividend and Share Repurchases

On August 3, 2022, the Company’s Board of Directors approved a quarterly dividend of $0.0025 per share. The dividend will be payable on September 15, 2022 to holders of record on September 9, 2022.

During the second quarter of 2022, the Company repurchased approximately 32 million shares of its common stock at an average price of $34.42 per share for an aggregate amount of $1.1 billion, pursuant to the February 2020 and March 2022 repurchase plans. In connection with these repurchases, the February 2020 $3.0 billion stock repurchase program was completed. The remaining availability under the March 2022 repurchase program was $1.1 billion as of June 30, 2022. All shares repurchased under the Company's programs have been retired.
Conference Call Details
MGM Resorts will host a conference call at 5:00 p.m. Eastern Time today, which will include a brief discussion of the results followed by a question and answer session. In addition, supplemental slides will be posted prior to the start of the call on MGM's Investor Relations website at http://investors.mgmresorts.com.

The call will be accessible via the Internet through http://investors.mgmresorts.com/investors/events-and-presentations/ or by calling 1-888-317-6003 for domestic callers and 1-412-317-6061 for international callers. The conference call access code is 9563121.

A replay of the call will be available through August 10, 2022. The replay may be accessed by dialing 1-877-344-7529 or 1-412-317-0088. The replay access code is 2455831.

1.“Adjusted EPS” is diluted earnings or loss per share adjusted to exclude property transactions, net, gain on REIT transactions, net, gain/loss related to equity investments, foreign currency loss related to MGM China’s U.S. dollar-denominated debt, mark-to-market adjustments related to MGP’s unhedged interest rate swaps, change in the fair value of foreign currency contracts, and gain related to CityCenter's sales of Harmon land recorded within income from unconsolidated affiliates.

Adjusted EPS is a non-GAAP measure and is presented solely as a supplemental disclosure to reported GAAP measures because management believes this measure is useful in providing period-to-period comparisons of the results of the Company’s continuing operations to assist investors in reviewing the Company’s operating performance over time. Management believes that while certain items excluded from Adjusted EPS may be recurring in nature and should not be disregarded in evaluating the Company’s earnings performance, it is useful to exclude such items when comparing current performance to prior periods because these items can vary significantly depending on specific underlying transactions or events. Also, management believes certain excluded items, and items further discussed in footnote 2 below, may not relate specifically to current operating trends or be indicative of future results. Adjusted EPS should not be construed as an alternative to GAAP earnings per share as an indicator of the Company’s performance. In addition, Adjusted EPS may not be defined in the same manner by all companies and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies. A reconciliation of Adjusted EPS to diluted earnings per share can be found under “Adjusted Diluted Earnings Per Share” included in this release.

2.“Adjusted EBITDAR” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses, property transactions, net, gain on REIT transactions, net, restructuring costs (which represents costs related to severance, accelerated stock compensation expense, and consulting fees directly related to the operating model component of the MGM 2020 Plan), rent expense associated with triple net operating and ground leases, gain related to CityCenter's sale of Harmon land recorded within income from unconsolidated affiliates, and income from unconsolidated affiliates related to investments in real estate ventures.

“Adjusted Property EBITDAR” is the Company’s reportable segment GAAP measure, which management utilizes as the primary profit measure for its reportable segments and underlying operating segments. Adjusted Property EBITDAR is a measure defined as earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses, property transactions, net, gain on REIT transactions, net, rent expense associated with triple-net operating and ground leases, income from unconsolidated affiliates related to investments in real estate ventures, and also excludes corporate expense and stock compensation expense, which are not allocated to each operating segment, and rent expense related to the master lease with MGP that eliminated in consolidation.

"Same-Store Adjusted Property EBITDAR" is Adjusted Property EBITDAR further adjusted to exclude the Adjusted Property EBITDAR of acquired operating segments from the date of acquisition through the end of the reporting period and to exclude the Adjusted Property EBITDAR of disposed operating segments from the beginning of the reporting period through the date of disposition. Accordingly, the Company has excluded the Adjusted Property EBITDAR of The Cosmopolitan for periods subsequent to its acquisition on May 17, 2022, Aria for periods subsequent to its acquisition on September 27, 2021, and Circus Circus Las Vegas for periods prior to its disposition on December 19, 2019 in Same-Store Adjusted Property EBITDAR for the periods indicated, as applicable.

Same-Store Adjusted Property EBITDAR is a non-GAAP measure and is presented solely as a supplemental disclosure to reported GAAP measures because management believes this measure is useful in providing meaningful period-to-period comparisons of the results of the Company’s operations for operating segments that were consolidated for the full period presented to assist users of the financial statements in reviewing operating performance over time. Same-Store Adjusted Property EBITDAR should not be viewed as a measure of overall operating performance, considered in isolation, or as an alternative to the Company's reportable segment GAAP measure or net income, or as an alternative to any other measure determined in accordance with generally accepted accounting principles, because this measure is not presented on a GAAP basis, and is provided for the limited purposes discussed herein. In addition, Same-Store Adjusted Property EBITDAR may not be defined in the same manner by all companies and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies, and such differences may be material. A reconciliation of the Company's reportable segment Adjusted Property EBITDAR GAAP measure to Same-Store Adjusted Property EBITDAR is included in the financial schedules in this release.

“Table Games Hold Adjusted Las Vegas Strip Resorts Adjusted Property EBITDAR” and “Table Games Hold Adjusted Las Vegas Strip Resorts Same-Store Adjusted Property EBITDAR” are supplemental non-GAAP financial measures, that, in addition to the reasons described above for the presentation of Adjusted Property EBITDAR and Same-Store Adjusted Property EBITDAR, are presented to adjust for the impact of certain variances in table games win percentages compared to the mid-point of the expected ranges. Table Games Hold Adjusted Las Vegas Strip Resorts Adjusted Property EBITDAR and Table Games Hold Adjusted Las Vegas Strip Resorts Same-Store Adjusted Property EBITDAR are calculated by applying a win percentage of 30.0% for Baccarat and 21.0% for non-Baccarat games to the respective table games drops for the quarter, which represents the mid-point of the expected ranges of 25.0% to 35.0% for Baccarat and 19.0% to 23.0% for non-Baccarat at the Las Vegas Strip Resorts properties. Table Games Hold Adjusted Las Vegas Strip Resorts Same-Store Adjusted Property EBITDAR excludes the Adjusted Property EBITDAR of acquired operating segments from the date of acquisition through the end of the reporting period and the Adjusted Property EBITDAR of disposed operating segments from the beginning of the reporting period through the date of disposition, and also excludes the hold adjustment related to such acquired and disposed operating segments for the respective periods. Table Games Hold Adjusted Las Vegas Strip Resorts Adjusted Property EBITDAR and Table Games Hold Adjusted Las Vegas Strip Resorts Same-Store Adjusted Property

EBITDAR are also adjusted for the gaming taxes, bad debt expense, discounts and other incentives that would have been incurred or avoided when applying the win percentages noted above to the respective gaming volumes. Table Games Hold Adjusted Las Vegas Strip Resorts Adjusted Property EBITDAR and Table Games Hold Adjusted Las Vegas Strip Resorts Same-Store Adjusted Property EBITDAR should not be viewed as a measure of overall operating performance, considered in isolation, or as an alternative to the Company's reportable segment GAAP measure or net income, or to any other measure determined in accordance with generally accepted accounting principles, because this measure is not presented on a GAAP basis, and is provided for the limited purposes discussed herein. In addition, Table Games Hold Adjusted Las Vegas Strip Resorts Adjusted Property EBITDAR and Table Games Hold Adjusted Las Vegas Strip Resorts Same-Store Adjusted Property EBITDAR may not be defined in the same manner by all companies and, as a result, may not be comparable to similarly titled non-GAAP financials measures of other companies, and such differences may be material. A reconciliation of the Company's reportable segment Adjusted Property EBITDAR GAAP measure to Table Games Hold Adjusted Las Vegas Strip Resorts Same-Store Adjusted Property EBITDAR is included in the financial schedules in this release.

Adjusted EBITDAR information is a non-GAAP measure that is a valuation metric, should not be used as an operating metric, and is presented solely as a supplemental disclosure to reported GAAP measures because management believes this measure is widely used by analysts, lenders, financial institutions, and investors as a principal basis for the valuation of gaming companies. Management believes that while items excluded from Adjusted EBITDAR may be recurring in nature and should not be disregarded in evaluation of the Company’s earnings performance, it is useful to exclude such items when analyzing current results and trends. Also, management believes excluded items may not relate specifically to current trends or be indicative of future results. For example, preopening and start-up expenses will be significantly different in periods when the Company is developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within the Company’s resorts, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period. In addition, management excludes rent expense associated with triple net operating leases and ground leases. Management believes excluding rent expense associated with triple net operating leases and ground leases provides useful information to analysts, lenders, financial institutions, and investors when valuing the Company, as well as comparing the Company’s results to other gaming companies, without regard to differences in capital structure and leasing arrangements since the operations of other gaming companies may or may not include triple net operating leases or ground leases. However, as discussed herein, Adjusted EBITDAR should not be viewed as a measure of overall operating performance, an indicator of the Company's performance, considered in isolation, or construed as an alternative to operating income or net income, or as an alternative to cash flows from operating activities, as a measure of liquidity, or as an alternative to any other measure determined in accordance with generally accepted accounting principles, because this measure is not presented on a GAAP basis and excludes certain expenses, including the rent expense associated with the Company’s triple net operating and ground leases, and are provided for the limited purposes discussed herein. In addition, other companies in the gaming and hospitality industries that report Adjusted EBITDAR may calculate Adjusted EBITDAR in a different manner and such differences may be material. The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes, real estate triple net lease and ground lease payments, and debt principal repayments, which are not reflected in Adjusted EBITDAR.

A reconciliation of GAAP net income (loss) to Adjusted EBITDAR is included in the financial schedules in this release.

“Table Games Hold Adjusted Las Vegas Strip Resorts Net Revenues” and “Table Games Hold Adjusted Las Vegas Strip Resorts Same-Store Net Revenues” are additional supplemental non-GAAP financial measures that are presented to adjust Las Vegas Strip Resorts net revenues for the impact of certain variances in table games win percentages compared to the mid-point of the expected ranges, as described herein. Table Games Hold Adjusted Las Vegas Strip Resorts Same-Store Net Revenues excludes the net revenues of acquired operating segments from the date of acquisition through the end of the reporting period and the net revenues of disposed operating segments from the beginning of the reporting period through the date of disposition, and also excludes the hold adjustment related to such acquired and disposed operating segments for the respective periods. Table Games Hold Adjusted Las Vegas Strip Resorts Net Revenues and Table Games Hold Adjusted Las Vegas Strip Resorts Same-Store Net Revenues are also adjusted for the discounts and other incentives that would have been incurred or avoided when applying the win percentages described herein to the respective gaming volumes. Management believes Table Games Hold Adjusted Las Vegas Strip Resorts Net Revenues and Table Games Hold Adjusted Las Vegas Strip Resorts Same-Store Net Revenues present consistent measures in providing period-to-period comparisons and are useful measures in assisting investors in evaluating the Company’s operating performance, and that Table Games Hold Adjusted Las Vegas Strip Resorts Same-Store Net Revenues is useful in providing meaningful period-to-period comparisons of the results of the Company’s operations for operating segments that were consolidated by the Company for the full period presented to assist investors in reviewing the Company’s operating performance over time. Table Games Hold Adjusted Las Vegas Strip Resorts Net Revenues and Table Games Hold Adjusted Las Vegas Strip Resorts Same-Store Net Revenues should not be construed as alternatives to GAAP net revenues or to any other measure determined in accordance with generally accepted accounting principles and may not be defined in the same manner by all companies and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies, and such differences may be material. Reconciliations of GAAP net revenues to Table Games Hold Adjusted Las Vegas Strip Resorts Net Revenues and Table Games Hold Adjusted Las Vegas Strip Resorts Same-Store Net Revenues are included in the financial schedules in this release.

3. REVPAR is hotel revenue per available room.

*     *      *

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is an S&P 500® global entertainment company with national and international locations featuring best-in-class hotels and casinos, state-of-the-art meetings and conference spaces, incredible live and theatrical entertainment experiences, and an extensive array of restaurant, nightlife and retail offerings. MGM Resorts creates immersive, iconic experiences through its suite of Las Vegas-inspired brands. The MGM Resorts portfolio encompasses 32 unique hotel and gaming destinations globally, including some of the most recognizable resort brands in the industry. The Company's 50/50 venture, BetMGM, LLC, offers U.S. sports betting and online gaming through market-leading brands, including BetMGM and partypoker. The Company is currently pursuing targeted expansion in Asia through the integrated resort opportunity in Japan. Through its “Focused on What Matters: Embracing Humanity and Protecting the Planet” philosophy, MGM Resorts commits to creating a more sustainable future, while striving to make a bigger difference in the lives of its employees, guests, and in the communities where it operates. The global employees of MGM Resorts are proud of their company for being recognized as one of FORTUNE® Magazine's World's Most Admired Companies®. For more information, please visit us at www.mgmresorts.com. Please also connect with us @MGMResortsIntl on Twitter as well as Facebook and Instagram.
Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the Company's public filings with the Securities and Exchange Commission. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to: the Company’s expectations regarding the closing of its announced transactions and any benefits expected to be received from such transactions; future results, including the continued impact of the COVID-19 pandemic on its results of operations and the duration of such impact; expectations regarding the impact of macroeconomic trends on the Company's business; the Company’s ability to execute on its strategic plans and growth projects, including obtaining commercial gaming in New York, the development of an integrated resort in Japan, and positioning BetMGM as a leader in sports betting and iGaming; and the Company’s ability to return capital to shareholders (including the timing and amount of any share repurchases or dividends). These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include the continued impact of the COVID-19 pandemic on the Company’s business, the effects of economic conditions and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.
MGM RESORTS CONTACTS:

Investment Community
ANDREW CHAPMAN
Director of Investor Relations
(702) 693-8711 or achapman@mgmresorts.com

News Media
BRIAN AHERN
Director of Communications
media@mgmresorts.com

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Revenues
Casino	$1,357,134	$1,336,124	$2,778,044	$2,434,757
Rooms	774,732	365,028	1,331,805	563,447
Food and beverage	677,756	302,666	1,170,610	460,078
Entertainment, retail and other	445,342	189,011	816,908	324,233
Reimbursed costs	9,924	75,133	21,830	133,194
	3,264,888	2,267,962	6,119,197	3,915,709
Expenses
Casino	622,166	616,903	1,296,531	1,168,808
Rooms	232,429	137,287	428,542	241,500
Food and beverage	480,121	214,159	848,783	349,386
Entertainment, retail and other	265,184	102,170	483,933	180,551
Reimbursed costs	9,924	75,133	21,830	133,194
General and administrative	1,028,765	590,209	1,805,602	1,136,616
Corporate expense	119,610	96,870	230,851	174,907
Preopening and start-up expenses	542	90	976	95
Property transactions, net	(19,395)	(28,906)	35,343	(2,835)
Gain on REIT transactions, net	(2,277,747)	—	(2,277,747)	—
Depreciation and amortization	366,255	283,625	654,893	574,176
	827,854	2,087,540	3,529,537	3,956,398
Income (loss) from unconsolidated affiliates	(55,583)	83,338	(102,421)	57,759
Operating income	2,381,451	263,760	2,487,239	17,070

Non-operating income (expense)
Interest expense, net of amounts capitalized	(136,559)	(202,772)	(332,650)	(398,067)
Non-operating items from unconsolidated affiliates	(6,120)	(23,216)	(21,253)	(44,052)
Other, net	(43,308)	87,358	(9,006)	119,543
	(185,987)	(138,630)	(362,909)	(322,576)

Income (loss) before income taxes	2,195,464	125,130	2,124,330	(305,506)
Benefit (provision) for income taxes	(572,839)	(34,826)	(536,498)	59,872
Net income (loss)	1,622,625	90,304	1,587,832	(245,634)
Less: Net loss attributable to noncontrolling interests	161,312	14,449	178,089	18,558
Net income (loss) attributable to MGM Resorts International	$1,783,937	$104,753	$1,765,921	$(227,076)
Earnings (loss) per share
Basic	$4.24	$0.14	$4.06	$(0.56)
Diluted	$4.20	$0.14	$4.02	$(0.56)
Weighted average common shares outstanding
Basic	417,393	489,459	430,084	491,785
Diluted	421,303	495,302	434,336	491,785

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$5,784,173	$4,703,059
Restricted cash(1)	—	500,000
Accounts receivable, net	668,919	583,915
Inventories	115,100	96,374
Income tax receivable	232,621	273,862
Prepaid expenses and other	337,701	258,972
Assets held for sale	2,028,267	—
Total current assets	9,166,781	6,416,182

Property and equipment, net	5,027,668	14,435,493

Other assets
Investments in and advances to unconsolidated affiliates	155,600	967,044
Goodwill	4,705,842	3,480,997
Other intangible assets, net	3,598,127	3,616,385
Operating lease right-of-use assets, net	24,773,652	11,492,805
Other long-term assets, net	1,004,468	490,210
Total other assets	34,237,689	20,047,441
	$48,432,138	$40,899,116
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$359,258	$263,097
Construction payable	21,029	23,099
Current portion of long-term debt	1,250,000	1,000,000
Accrued interest on long-term debt	82,214	172,624
Other accrued liabilities	1,874,659	1,983,444
Liabilities related to assets held for sale	1,957,420	—
Total current liabilities	5,544,580	3,442,264

Deferred income taxes, net	2,983,457	2,439,364
Long-term debt, net	7,107,155	11,770,797
Operating lease liabilities	25,135,947	11,802,464
Other long-term obligations	320,407	319,914
Redeemable noncontrolling interests	142,909	147,547
Stockholders' equity
Common stock, $.01 par value: authorized 1,000,000,000 shares, issued and outstanding 398,418,158 and 453,803,759 shares	3,984	4,538
Capital in excess of par value	—	1,750,135
Retained earnings	5,746,532	4,340,588
Accumulated other comprehensive loss	(16,942)	(24,616)
Total MGM Resorts International stockholders' equity	5,733,574	6,070,645
Noncontrolling interests	1,464,109	4,906,121
Total stockholders' equity	7,197,683	10,976,766
	$48,432,138	$40,899,116
 (1) Relates to the acquisition of The Cosmopolitan of Las Vegas

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
SUPPLEMENTAL DATA – NET REVENUES
(In thousands)
(Unaudited)

	Three months ended			Six months ended
	June 30, 2022	June 30, 2021	June 30, 2019	June 30, 2022	June 30, 2021	June 30, 2019
Las Vegas Strip Resorts (1)	$2,137,176	$1,004,568	$1,466,344	$3,800,068	$1,549,532	$2,894,532
Regional Operations	959,669	856,282	910,953	1,850,498	1,567,633	1,714,898
MGM China	143,012	310,631	706,089	411,387	606,985	1,440,293
Management and other operations	25,031	96,481	139,857	57,244	191,559	350,431
	$3,264,888	$2,267,962	$3,223,243	$6,119,197	$3,915,709	$6,400,154

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
SUPPLEMENTAL DATA – ADJUSTED PROPERTY EBITDAR AND ADJUSTED EBITDAR
(In thousands)
(Unaudited)

	Three months ended			Six months ended
	June 30, 2022	June 30, 2021	June 30, 2019	June 30, 2022	June 30, 2021	June 30, 2019
Las Vegas Strip Resorts (1)	$825,267	$396,805	$418,339	$1,418,901	$504,924	$821,990
Regional Operations	339,850	318,348	260,788	653,129	560,330	472,585
MGM China	(52,091)	8,581	172,803	(77,747)	13,356	365,614
Unconsolidated affiliates (2)	(70,409)	(8,082)	28,357	(158,893)	(75,333)	68,839
Management and other operations	1,188	1,880	(7,444)	(2,413)	15,466	23,212
Stock compensation	(15,379)	(10,509)	(14,566)	(38,723)	(26,538)	(30,861)
Corporate	(108,692)	(90,266)	(93,953)	(204,116)	(157,563)	(209,327)
	$919,734			$1,590,138

(1)The three and six months ended June 30, 2022 includes The Cosmopolitan, which was acquired May 17, 2022 and Aria, which was acquired September 27, 2021.
(2) Represents the Company's share of operating income (loss) excluding investments in real estate ventures, adjusted for the effect of certain basis differences. Includes the Company's share of operating results of CityCenter during the three and six months ended June 30, 2021 and 2019.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO MGM RESORTS INTERNATIONAL TO ADJUSTED EBITDAR
(In thousands)
(Unaudited)

	Three months ended			Six months ended
	June 30, 2022	June 30, 2021	June 30, 2019	June 30, 2022	June 30, 2021	June 30, 2019
Net income (loss) attributable to MGM Resorts International	$1,783,937	$104,753	$43,405	$1,765,921	$(227,076)	$74,702
Plus: Net income (loss) attributable to noncontrolling interests	(161,312)	(14,449)	32,764	(178,089)	(18,558)	67,624
Net income (loss)	1,622,625	90,304	76,169	1,587,832	(245,634)	142,326
(Benefit) provision for income taxes	572,839	34,826	11,734	536,498	(59,872)	83,245
Income (loss) before income taxes	2,195,464	125,130	87,903	2,124,330	(305,506)	225,571
Non-operating (income) expense:
Interest expense, net of amounts capitalized	136,559	202,772	215,829	332,650	398,067	431,949
Other, net	49,428	(64,142)	67,753	30,259	(75,491)	84,225
	185,987	138,630	283,582	362,909	322,576	516,174
Operating income	2,381,451	263,760	371,485	2,487,239	17,070	741,745
Preopening and start-up expenses	542	90	879	976	95	4,166
Property transactions, net	(19,395)	(28,906)	5,790	35,343	(2,835)	14,566
Depreciation and amortization	366,255	283,625	334,788	654,893	574,176	651,202
Gain on REIT transactions, net	(2,277,747)	—	—	(2,277,747)	—	—
Restructuring	—	—	42,990	—	—	84,088
Triple-net operating lease and ground lease rent expense	483,454	189,609	8,392	745,906	379,229	16,285
Gain related to sale of Harmon land - unconsolidated affiliate	—	(49,755)	—	—	(49,755)	—
Income from unconsolidated affiliates related to real estate ventures	(14,826)	(41,666)	—	(56,472)	(83,338)	—
Adjusted EBITDAR	$919,734			$1,590,138

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
RECONCILIATIONS OF LAS VEGAS STRIP RESORTS NET REVENUES AND LAS VEGAS STRIP RESORTS ADJUSTED PROPERTY EBITDAR TO TABLE GAMES HOLD ADJUSTED LAS VEGAS STRIP RESORTS NET REVENUES AND TABLE GAMES HOLD ADJUSTED LAS VEGAS STRIP RESORTS ADJUSTED PROPERTY EBITDAR
(In thousands)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Las Vegas Strip Resorts net revenues	$2,137,176	$1,004,568	$3,800,068	$1,549,532
Hold adjustment (1)	9,156	6,985	1,324	5,914
Table Games Hold Adjusted Las Vegas Strip Resorts Net Revenues	$2,146,332	$1,011,553	$3,801,392	$1,555,446

Las Vegas Strip Resorts Adjusted Property EBITDAR	$825,267	$396,805	$1,418,901	$504,924
Hold adjustment (2)	7,958	5,967	1,293	5,022
Table Games Hold Adjusted Las Vegas Strip Resorts Adjusted Property EBITDAR	$833,225	$402,772	$1,420,194	$509,946

(1)For the Las Vegas Strip Resorts, hold adjustment represents the estimated incremental table games win or loss had the Company’s win percentage equaled the mid-point of the expected normal range of 25.0% to 35.0% for Baccarat and 19.0% to 23.0% for non-Baccarat. Amounts include estimated discounts and other incentives related to increases or decreases in table games win.
(2)These amounts include estimated incremental expenses (gaming taxes and bad debt expense) that would have been incurred or avoided on the incremental table games win or loss calculated in (1) above.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
RECONCILIATIONS OF LAS VEGAS STRIP RESORTS NET REVENUES TO TABLE GAMES HOLD ADJUSTED LAS VEGAS STRIP RESORTS SAME-STORE NET REVENUES AND LAS VEGAS STRIP RESORTS ADJUSTED PROPERTY EBITDAR TO LAS VEGAS STRIP RESORTS SAME-STORE ADJUSTED PROPERTY EBITDAR AND TABLE GAMES HOLD ADJUSTED LAS VEGAS STRIP RESORTS SAME-STORE ADJUSTED PROPERTY EBITDAR
(In thousands)
(Unaudited)

	Three months ended			Six months ended
	June 30, 2022	June 30, 2021	June 30, 2019	June 30, 2022	June 30, 2021	June 30, 2019
Las Vegas Strip Resorts net revenues	$2,137,176	$1,004,568	$1,466,344	$3,800,068	$1,549,532	$2,894,532
Acquisitions (1)	(532,840)	—	—	(844,133)	—	—
Dispositions (1)	—	—	(65,913)	—	—	(125,203)
Las Vegas Strip Resorts same-store net revenues	1,604,336	1,004,568	1,400,431	2,955,935	1,549,532	2,769,329
Hold adjustment (2)	(5,398)	6,985	14,694	(15,006)	5,914	19,984
Table Games Hold Adjusted Las Vegas Strip Resorts Same-Store Net Revenues	$1,598,938	$1,011,553	$1,415,125	$2,940,929	$1,555,446	$2,789,313

Las Vegas Strip Resorts Adjusted Property EBITDAR	$825,267	$396,805	$418,339	$1,418,901	$504,924	$821,990
Acquisitions (1)	(226,332)	—	—	(347,552)	—	—
Dispositions (1)	—	—	(17,695)	—	—	(30,233)
Las Vegas Strip Resorts Same-Store Adjusted Property EBITDAR	598,935	396,805	400,644	1,071,349	504,924	791,757
Hold adjustment (3)	(4,542)	5,967	12,579	(12,711)	5,022	17,051
Table Games Hold Adjusted Las Vegas Strip Resorts Same-Store Adjusted Property EBITDAR	$594,393	$402,772	$413,223	$1,058,638	$509,946	$808,808

(1)The Company has excluded the net revenues and Adjusted Property EBITDAR of The Cosmopolitan, Aria, and Circus Circus Las Vegas.

(2)For the Las Vegas Strip Resorts, hold adjustment represents the estimated incremental table games win or loss had the Company’s win percentage equaled the mid-point of the expected normal range of 25.0% to 35.0% for Baccarat and 19.0% to 23.0% for non-Baccarat. Amounts include estimated discounts and other incentives related to increases or decreases in table games win. The Company has excluded the hold adjustment for the acquired and disposed resorts in footnote (1) above.

(3)These amounts include estimated incremental expenses (gaming taxes and bad debt expense) that would have been incurred or avoided on the incremental table games win or loss calculated in (2) above.

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